CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-05037 (Investment Company Act of 1940 file No. 811-04440) on Form N-4 of our report dated April 20, 2007, relating to the financial statements of Regatta NY, Regatta Gold NY, Regatta Extra NY, Sun Life Financial Masters Flex NY, Sun Life Financial Masters Extra NY, Sun Life Financial Masters Access NY, Sun Life Financial Masters Choice NY, Sun Life Financial Masters Reward NY and Sun Life Financial Masters Select NY Sub-Accounts which are included in Sun Life (N.Y.) Variable Account C; and our report dated April 20, 2007, relating to the financial statements of Futurity and Futurity Accolade Sub-Accounts which are included in Sun Life (N.Y.) Variable Account C and to the incorporation by reference of our report dated March 27, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, as described in Note 1), relating to the consolidated financial statements of Sun Life Insurance and Annuity Company of New York.

/s/Deloitte & Touche LLP
Boston, Massachusetts
December 10, 2007